UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BakBone Software Incorporated

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BAKBONE SOFTWARE TO HOLD SPECIAL SHAREHOLDER MEETING TO

APPROVE REVERSE STOCK SPLIT

SAN DIEGO, March 15, 2004—BakBone Software Incorporated (TSX: BKB; OTC: BKBOF) today announced that it has filed a notice of special meeting of shareholders to be held on April 29, 2004 at which meeting the Company will seek shareholder approval for a reverse stock split. BakBone expects the record date for this meeting to be March 29, 2004. If approved, the BakBone Board of Directors will have the discretion, for a period of one year after receipt of shareholder approval, to effect a reverse stock split provided that the ratio for the reverse split does not exceed one new share of BakBone stock for each five outstanding shares of BakBone stock.

BakBone’s common shares are not currently listed on a major United States trading market, such as the Nasdaq National Market (Nasdaq), and BakBone does not currently meet certain listing criteria of Nasdaq, including the minimum bid price of US$5.00 per share. By effecting a reverse stock split, BakBone anticipates an increase in its trading price to a level that will meet the minimum Nasdaq bid price which would help to facilitate an eventual Nasdaq listing.

“The listing of BakBone’s common shares on a major United States trading market, such as Nasdaq, is an important corporate objective of the Company,” said Keith Rickard, president and CEO of BakBone.

BakBone has filed a preliminary proxy statement relating to the proposed reverse stock split with the Securities and Exchange Commission (SEC), which may be accessed on the EDGAR database maintained by the SEC at www.sec.gov. The notice of special meeting of shareholders is available on the SEDAR disclosure system at www.sedar.com.

About BakBone Software

BakBone Software is an international data recovery solution provider that develops and distributes data backup, restore, and disaster recovery software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small to medium sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. BakBone products are distributed through a select global network of OEM partners, resellers and solution providers.

Safe Harbor

This press release contains certain forward-looking statements that involve a number of risks, uncertainties, assumptions and other factors, which if they do not materialize or prove correct, could cause actual events not to occur as expressed in the forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “hopes,” “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies and expectations relating to the impact of a reverse stock split on the trading price of BakBone’s common shares and the ability of BakBone to list its common shares on a national United States trading market. The potential risks and uncertainties associated with each of these statements may include, but are not limited to, uncertainties associated with the shareholder approval process, the Nasdaq listing application process and the United States capital markets, as well as risks that its business performance will not satisfy investor expectations and other risks and uncertainties concerning the Company’s performance set forth in reports and documents filed by the Company with the Canadian Securities Administrators, which are available on the SEDAR disclosure system at www.sedar.com, and/or those risk factors disclosed in the reports filed by BakBone with the Securities and Exchange Commission, which may be found at www.sec.gov. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made. Please use caution in placing reliance on forward-looking statements.

BAKBONE AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SHAREHOLDERS RELATING TO THE REVERSE STOCK SPLIT. BAKBONE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS SHAREHOLDERS A DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS. THE DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE REVERSE STOCK SPLIT.

SHAREHOLDERS OF BAKBONE ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. SHAREHOLDERS OF BAKBONE MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY BAKBONE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT BAKBONE AT 858-450-9009.